UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  July 7, 2008

City National Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10521	95-2568550
(Commission File Number)	(IRS Employer Identification No.)

City National Center
400 North Roxbury Drive, Beverly Hills, California	90210
(Address of Principal Executive Offices)	(Zip Code)

(310) 888-6000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 28, 2008, Nancy Gilson will step into the role of Enterprise Risk Management Manager of City National Corporation and City National Bank (collectively, the “Company”).  Ms. Gilson previously served as Controller of the Company.

On July 7, 2008, the Company appointed Olga Tsokova, age 35, as Principal Accounting Officer and Controller of the Company, effective July 28, 2008.  As part of Ms. Tsokova’s functions and duties in her position as Principal Accounting Officer and Controller, she will be responsible for accounting policy and practices, under the supervision of Christopher Carey, Chief Financial Officer of the Company.  Mr. Carey had previously served also as the Principal Accounting Officer.

Ms. Tsokova previously served as Senior Vice President and Sarbanes-Oxley Manager of City National Bank since March 2005.  From 2002 until commencing work at City National Bank, Ms. Tsokova worked at Ernst & Young, LLP in its Assurance and Advisory Business Services, Financial Services Group in the role of Manager in 2002 and Senior Manager from 2003.  Ms. Tsokova is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL CORPORATION

July 11, 2008	/s/ Christopher J. Carey
Christopher J. Carey
Executive V.P. and Chief Financial Officer
(Authorized Officer)